As filed with the Securities and Exchange Commission on September 15, 2008
Registration No. 333-141124

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-4 ON FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BANCORP OF NEW JERSEY, INC.
(Exact name of registrant as specified in its charter)
New Jersey
(State or other jurisdiction of incorporation or organization)
6022 - State Commercial Banks
(Primary Standard Industrial Classification Code Number)
20-8444387
(I.R.S. Employer Identification Number)
1365 Palisade Avenue
Fort Lee, New Jersey 07024
(201) 944-8600
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Albert F. Buzzetti
President and Chief Executive Officer
Bancorp of New Jersey, Inc.
1365 Palisade Avenue
Fort Lee, New Jersey 07024
(201) 944-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to:
Donald R. Readlinger, Esq.
Pepper Hamilton LLP
Suite 400
301 Carnegie Center
Princeton, NJ 08543-5276
From time to time after the effective date of the registration statement.
(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑
This Post-Effective Amendment No. 1 to Form S-4 on Form S-1 shall become effective on such date as the Commission, acting pursuant to section 8(c) of the Securities Act of 1933, may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Form S-4 on Form S-1 amends the Registration Statement on Form S-4 (Commission File No. 333-141124) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 15, 2007. All original share amounts of the common stock of Bancorp of New Jersey, Inc. (the “Company”) have been adjusted to reflect the effect of a 2 for 1 stock split effected December 31, 2007. The Original Registration Statement as amended by this Post-Effective Amendment No. 1 to Form S-4 on Form S-1 is referred to herein as the “Registration Statement.” The Original Registration Statement registered for sale 2,901,147 shares of the Company’s common stock, prior to giving effect to the above referenced 2 for 1 stock split, including 476,890 shares of the Company’s common stock, prior to giving effect to the above referenced 2 for 1 stock split, issuable upon the exercise of warrants previously issued by registrant’s bank subsidiary, Bank of New Jersey. This Registration Statement relates to 780,159 shares of the Company’s common stock, after giving effect to the above referenced 2 for 1 stock split, issuable upon the exercise of warrants previously issued by registrant’s bank subsidiary, Bank of New Jersey, which were registered in the Original Registration Statement and have not been sold as of the date hereof, and is being filed to update information pertaining to these securities and to include financial statements and other information regarding the Company.

PROSPECTUS
BANCORP OF NEW JERSEY, INC.
780,159 SHARES OF COMMON STOCK
$10.91 PER SHARE
We may sell from time to time, shares of common stock issuable upon the exercise of outstanding warrants previously issued by our wholly-owned bank subsidiary, Bank of New Jersey, and the total offering price, in the aggregate, will not exceed $8,511,534.69. We will sell the common stock at the price and on the terms set forth in the warrants. No underwriter’s discounts or commissions will be payable in connection with sales of common stock offered hereby and we will receive all of the net proceeds of such sales.
You should read this prospectus and the applicable prospectus supplement carefully before you invest in our common stock.
Our common stock is listed on the American Stock Exchange under the trading symbol “BKJ”. On September 12, 2008, the last sale price of our common stock was $12.35 per share.
INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3 BEFORE INVESTING.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not deposits or accounts or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this Prospectus is September 15, 2008

ABOUT THIS PROSPECTUS
We have filed a post-effective amendment to our registration statement on Form S-4 on Form S-1 with respect to the common stock to be sold by Bancorp of New Jersey, Inc. in this offering. This prospectus is part of that registration statement. For information about our business and our securities, you should refer to the registration statement and its exhibits, as well as the other information incorporated in this prospectus by reference to other documents we file with the Securities and Exchange Commission. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus or in the information incorporated by reference in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the documents incorporated in this prospectus by reference can be obtained from us or the SEC as indicated under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is dated September 15, 2008 and the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. You should not assume that the information contained in this prospectus is accurate as of any other date.
We sometimes refer to Bancorp of New Jersey, Inc. as the “Company,” and refer to Bank of New Jersey as the “Bank.” To understand this offering fully, you should read this entire document carefully, including particularly the “Risk Factors” section, as well as the documents identified under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

PROSPECTUS SUMMARY
This summary highlights the material information contained elsewhere in this prospectus or in the documents incorporated in this prospectus by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the “Risk Factors” beginning on page 3 and the information incorporated in this prospectus by reference, before you invest.
Our Company
The Company is a one-bank holding company incorporated under the laws of the State of New Jersey in November, 2006 to serve as a holding company for Bank of New Jersey. The Company’s primary business is ownership and supervision of the Bank.
The Company, through the Bank, conducts a traditional commercial banking business, accepting deposits from the general public, including individuals, businesses, non-profit organizations, and governmental units. The Bank makes commercial loans, consumer loans, and both residential and commercial real estate loans. In addition, the Bank provides other customer services and makes investments in securities, as permitted by law. The Bank has sought to offer an alternative, community-oriented style of banking in an area, which is presently dominated by larger, statewide and national institutions. Our goal is to establish and retain customer relationships by offering a broad range of traditional financial services and products, competitively-priced and delivered in a responsive manner to small businesses, professionals, and individuals in the local market. As a locally owned and operated community bank, the Bank seeks to provide superior customer service that is highly personalized, efficient, and responsive to local needs. To better serve our customers and expand our market reach, we provide for the delivery of certain of our financial products and services to local customers and to a broader market through the use of mail, telephone, and internet banking. The Bank strives to deliver these products and services with the care and professionalism expected of a community bank and with a special dedication to personalized customer service.
Our principal executive offices are located at 1365 Palisade Avenue, Fort Lee, New Jersey 07024. Our telephone number is (201) 944-8600 and our website address is www.bonj.net.
The Offering

Common Stock Offered	780,159 shares

Common Stock Outstanding After the Offering	5,806,842 shares

Use of Proceeds	We intend to contribute the proceeds of this offering to the Bank, to be used by the Bank for its general corporate and working capital purposes, which may include funding loans.

Dividends	We have not paid any cash dividends since our inception. The decision to pay, as well as the timing and amount of any dividends to be paid will be determined by our board of directors, giving consideration to our earnings, capital needs, financial condition, and other relevant factors.

Market Symbol	BKJ (American Stock Exchange)
     In addition, at September 4, 2008, the number of shares outstanding after this offering excludes 697,984 shares reserved for issuance under our stock option plans (of which options to purchase 568,300 shares at a weighted average price of $11.13 were outstanding).

Per Share Data
The following table sets forth certain per share data of the Company at and for the fiscal year ended December 31, 2007, and the fiscal quarters ended March 31, 2008 and June 30, 2008.

	December 31, 2007	March 31, 2008	June 30, 2008
Basic book value per share	$9.44	$9.28	$9.32
Basic earnings per share	$0.17	$0.00	$0.02
Diluted earnings per share	$0.17	$0.00	$0.02
Cash dividends declared per share:	N/A	N/A	N/A
Market Value of Common Stock
Our common stock is listed on the American Stock Exchange under the trading symbol “BKJ”. On September 4, 2008, the last sale price of our common stock was $12.95 per share.

RISK FACTORS
          You should carefully consider the risk factors listed below. These risk factors may cause our future earnings or our financial condition to be less favorable than we expect. This list includes only the risk factors that we believe are most important and is not a complete list of risks. Other risks may be significant, and the risks listed below may affect us to a greater extent than indicated. You should read this section together with the other information in this prospectus and the documents that are incorporated into this prospectus by reference.
There is a limited public trading market for our securities.
While our class of common stock is registered with the Securities and Exchange Commission, or “SEC,” there has been no prior public market established for our securities, and an established or a liquid trading market may not develop in the future. Shareholders wishing to sell their securities may have to find buyers through their own efforts, and buyers may not be available.
Our ability to pay dividends is restricted and we have no plans to pay dividends.
Our ability to pay cash dividends is subject to restrictions under applicable state and Federal banking laws and regulations. In addition, we presently intend to follow a policy of retaining earnings for the purpose of increasing our net worth and reserves during our initial years of operation. Accordingly, we do not anticipate that cash dividends will be declared in the near term, and we may not declare dividends in the future.
Shareholders’ interests are subject to dilution.
Our certificate of incorporation provides for authorized capital stock comprised of 20 million shares of our class of common stock. Generally, our board of directors has the ability to issue authorized shares without shareholder approval. Certain issuances, such as issuances in connection with a stock dividend or distribution or a stock split, are made pro-rata among existing shareholders. Shareholders do not have preemptive rights, however, and the board is under no duty to issue shares pro-rata among existing shareholders. Accordingly, any issuance that is not made pro-rata among existing shareholders would increase the number of outstanding shares of common stock and the percentage ownership of existing shareholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a challenge for control or make it less likely that such a challenge, if attempted, would be successful. Our board would also have the ability to fix the consideration for any shares issued in connection with a future capital raise. In the event that the per share consideration was fixed at an amount less than the then-current book value per share, the issuance would be dilutive to the book value per share of existing shareholders.
In addition to any dilution which may be related to an increase in the authorized shares of common stock, we have granted and may grant additional options in the future to our officers, directors, and employees. The exercise of these options at some time in the future will result in further voting power dilution to other shareholders, and could result in further book value dilution to shareholders if the exercise price of the options is less than the per share book value on the date of exercise.
Warrants could dilute the book value of our common stock.
In connection with the initial capitalization of the Bank, the Bank issued one warrant to purchase one additional share of Bank common stock for every five shares of common stock purchased by subscribers in the offering. In connection with our holding company reorganization, shares of the Company’s class of common stock became issuable upon the exercise of these warrants. As a result of a ten percent stock distribution in January 2007 and a 2 for 1 stock split in December 2007, the number of shares of common stock underlying warrants which remain outstanding was adjusted to 780,159 and the exercise price per share was adjusted to $10.91. The warrants may be exercised at any time prior to May 9, 2009. When any of the warrants are exercised, the purchase of shares of common stock at the exercise price will result in dilution to the then existing shareholders to the extent that the exercise price of the warrants is less than the per share book value on the date of exercise.

Our operations are susceptible to adverse effects of changes in interest rates.
We are subject to interest rate risk and variations in interest rates may adversely affect our business, operating results, and financial condition. We are unable to predict actual fluctuations of market interest rates. Rate fluctuations are influenced by many factors, including:
•	Inflation or recession;

•	Tightening or expanding of the money supply;

•	Domestic and international disorder; and

•	Instability in domestic and foreign markets.
Increases and decreases in the interest rate environment may reduce our profits. We expect that we will be able to realize income from the difference, or “spread,” between the interest earned on loans, securities, and other interest-earning assets, and the interest we pay on deposits, borrowings, and other interest-bearing liabilities. Our net interest spreads are affected by the difference between the maturities and repricing characteristics of our interest-earning assets and interest-bearing liabilities. Our interest-earning assets may not reprice as slowly or rapidly as our interest-bearing liabilities. Changes in market interest rates could materially and adversely impact our net interest spread, asset quality, levels of prepayments, cash flows, the market value of our securities portfolio, loan and deposit growth, costs and yields on loans and deposits and our overall profitability.
With our focus on lending, we are subject to various credit risks.
As a lender, we are exposed to the risk that our borrowers may be unable to repay their loans and that any collateral securing the payment of their loans may not be sufficient to assure repayment in full. Credit losses are inherent in the lending business and could have a material adverse effect upon our business, operating results, and financial condition. Adverse changes in the economy business conditions, either nationally or locally, could increase credit-related losses and expenses and/or limit growth. Substantially all of our loans are to businesses and individuals in our market area and any economic decline in our market could impact our financial performance adversely. We make various assumptions and judgments about the collectability of our loan portfolio and provide an allowance for loan losses based on a number of factors. If these assumptions are incorrect, the allowance for loan losses may not be sufficient to cover losses and may cause us to increase the allowance in the future by increasing the provision for loan losses, thereby having an adverse affect on operating results. Our underwriting and credit monitoring procedures and credit policies may not prevent unexpected losses that could have a material adverse affect on our business, operating results, and financial condition.
We face strong competition.
The financial services industry is highly competitive in attracting and retaining deposits and making loans. We may experience significant competitive pressure from other banks and savings institutions, credit unions, mutual fund companies, insurance companies, and other non-bank businesses. Many of our competitors are much larger in terms of total assets and market capitalization, have higher lending limits, have greater access to capital and funding, and offer a broader array of financial products and services. As a result, our ability to compete effectively is dependent upon our ability to maintain, build, and retain relationships by delivering a high level of service.
Our lending limit per borrower is limited to 15 percent of capital. Accordingly, the size of loans that we can offer (without participation by other lenders) is less than the size of loans that many of our competitors are able to offer. Our legal lending limit also impacts the efficiency of our lending operations because it tends to lower our average loan size and causes us to generate a larger number of transactions to achieve the same portfolio level. We may engage in loan participations with other banks for loans in excess of our lending limits, however, participations may not be available at all or on terms which are favorable to us and our customers.
We rely on third parties to provide key components of our business infrastructure.
Third parties provide key components of the business infrastructure such as data processing, item processing, ATM services, internet connection, and network access. Any disruption in internet, network access, or other voice or data communication services provided by these third parties or any failure of these third parties to handle current or future volumes of use could adversely affect our ability to deliver products and services to customers and otherwise conduct business. Technological or financial difficulties of a third party service provider could adversely affect the business to the extent those difficulties result in interruption or discontinuation of services provided by that party. Any such difficulties may adversely affect our business, operating results, and financial condition.
Our success will depend in significant part on attracting and retaining skilled personnel.
Our success depends upon the ability to attract and retain highly motivated, well-qualified personnel. We face significant competition in the recruitment of qualified employees. Our ability to execute our business plan and provide a high level of personal service may suffer if we are unable to recruit and retain a sufficient number of qualified employees of if the costs of employee compensation and benefits increase substantially. If we fail to attract and retain qualified personnel our business, operating results, and financial condition would be adversely affected.
Government regulation significantly impacts our business.
We are subject to extensive supervision, regulation, and control. Future legislation and government policy could adversely affect the commercial banking industry and our operations. The statutes and regulations governing financial institutions in general, and the commercial banking industry in particular, are subject to change at any time and have been substantially modified during recent years. Such governing laws can be anticipated to continue to be the subject of future modification.
The primary focus of Federal and state banking regulation is the protection of depositors and not the shareholders of the regulated institutions. We may be required to pay FDIC deposit insurance premiums that are “risk-based,” with higher premiums charged to banks that have lower capital ratios or higher risk profiles. Consequently, failure to maintain high capital ratios, or a negative evaluation by the FDIC, the Bank’s primary Federal banking regulator, may also increase our net funding costs and reduce our net income.

FORWARD-LOOKING STATEMENTS
This prospectus contains forward looking statements, in addition to historical information. Forward looking statements are typically identified by words or phases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.
You should note that many factors, some of which are discussed in detail in this prospectus under the heading “Risk Factors;” and in the documents we file with the SEC from time to time, could adversely effect our business, operating results, and financial condition, and could produce results that differ materially from the expectations expressed in the forward-looking statements contained in this prospectus. These factors include, but are not limited, to the following:
•	Volatility in interest rates and shape of the yield curve;

•	Increased credit risk;

•	Operating, legal and regulatory risk;

•	Economic, political and competitive forces affecting the Company’s line of business; and

•	The risk that the analysis of these risks and forces could be incorrect, and/or that the strategies developed to address them could be unsuccessful.
We caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and they advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected. Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
USE OF PROCEEDS
Assuming all shares of our class of common stock offered pursuant to this prospectus are issued upon the exercise of the outstanding warrants previously issued by the Bank, we will receive net proceeds of approximately $9.1 million. We intend to contribute substantially all of the net proceeds from this offering to the Bank for its general corporate and working capital purposes, which may include funding loans. Our management will have significant flexibility in applying the net proceeds from this offering. Pending their use as described above, we may invest the net proceeds from this offering in bank qualified investments.
PLAN OF DISTRIBUTION
We will sell the securities being offered hereby to the holders of outstanding warrants previously issued by the Bank, at prices and under terms set forth in the warrants, upon the exercise of the warrants by the holders from time to time.
We have entered into a warrant agreement with our transfer agent, American Stock Transfer & Trust Company, referred to as “AST,” pursuant to which AST has provided and will provide services related to the issuance, transfer and exchange of warrant certificates, the exercise of warrants, and the adjustment of warrants upon the occurrence of certain events described in the warrant agreement. The warrant agreement provides that we will pay AST reasonable compensation for its services and reimburse it for reasonable expenses. In addition, the agreement provides that we will indemnify AST and save it harmless against any and all losses, expenses and liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by AST in the execution of its duties and powers under the warrant agreement except losses, expenses and liabilities arising as a result of AST’s gross negligence or willful misconduct.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.
EXPERTS
The consolidated financial statements incorporated by reference in this Prospectus and in the Registration Statement have been audited by Beard Miller Company LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report incorporated herein by reference, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
The statement of financial condition of the Company (formerly Bank of New Jersey) as of December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
SEC regulations allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information set forth herein and information that has been incorporated by reference from more recent documents.
The following documents filed by Bancorp of New Jersey, Inc. with the SEC are incorporated in this prospectus by reference:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 31, 2008;

•	The information required by Part III, Items 10 through 14, of Form 10-K, which is incorporated by reference to our definitive proxy statement for our 2008 annual meeting of shareholders filed on April 17, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 14, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 14, 2008;

•	Our Current Report on Form 8-K filed on May 22, 2008;

•	Our Current Report on Form 8-K filed on July 31, 2008; and

•	Our registration statement on Form 8-A filed on June 2, 2008, pursuant to which our class of common stock was registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes a description of the rights, terms and provisions of our class of common stock, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of our class of common stock offered pursuant to this registration statement have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You can obtain any of the documents incorporated by reference from the SEC or the web site maintained by the SEC at “www.sec.gov.” Documents incorporated by reference, including any exhibits specifically incorporated by reference therein, are available from us at no cost to you. You may access the documents incorporated by reference in this prospectus at our web site, www.bonj.net, or obtain copies by making a written or oral request to:
Bancorp of New Jersey, Inc.
1365 Palisade Avenue
Fort Lee, New Jersey 07024
(201) 944-8600
Attention: Connie Caltabellatta
E-mail: ccaltabellatta@bonj.net
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at 100 F Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at “www.sec.gov” that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC, including the Company.
We have filed a post-effective amendment to our registration statement on Form S-4 on Form S-1 with respect to the common stock to be sold by Bancorp of New Jersey, Inc. in this offering. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to that registration statement.

780,159 SHARES
COMMON STOCK

PROSPECTUS

SEPTEMBER 15, 2008

PART II—INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
          The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated (except for the SEC Registration Fee, which is an actual amount) as follows:

SEC Registration Fee (previously paid)	$1,597.83
Legal Fees	10,000.00
Printing	1,000.00
Accounting Fees and Expenses	8,000.00
Transfer Agent and Registrar Fees	—
Miscellaneous	1,000.00
Total	$21,597.83
Item 14. Indemnification of Directors and Officers.
          Statutory Indemnification. We refer you to Section 14A:3-5 of the New Jersey Business Corporation Act, as amended (the “NJBCA”), which sets forth the extent to which a corporation is authorized or required to indemnify its directors, officers and other corporate agents in various proceedings. For purposes of such law, a “corporate agent” is any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. A “proceeding” is any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding, any appeal, and any inquiry or investigation which could lead to such action, suit or proceeding.
          Generally, the NJBCA authorizes any New Jersey corporation to indemnify a corporate agent against his or her expenses and liabilities incurred in connection with any proceeding involving the corporate agent by reason of his or her being or having been a corporate agent if (a) the corporate agent acted in good faith or in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his or her conduct was unlawful.
          In any proceeding by the corporation or in the right of the corporation (a derivative action), the corporation is authorized to indemnify a corporate agent against his or her expenses if the agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, but the corporation is not authorized to indemnify a corporate agent for any liabilities in such proceeding. However, the corporation is not authorized to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation, unless and only to the extent that a court deems such indemnification would be proper.
          In the event the corporation is authorized but not required to indemnify a corporate agent, the corporation may only do so if a determination is made that the applicable standard of conduct was met by such corporate agent. The determination may be made by the board of directors of the corporation, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum directs such counsel to make the determination; or by the shareholders of the corporation.
          A New Jersey corporation is required to indemnify a corporate agent to the extent that the corporate agent is successful on the merits or otherwise in any proceeding of the types described above, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him or her the requested indemnification. In advance of the final disposition of any proceeding, the board of directors may direct the corporation to pay an agent’s expenses if the agent agrees to repay the expenses in the event that it is ultimately determined that he or she is not entitled to indemnification.
          The indemnification and advance of expenses authorized or required by the NJBCA do not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, as defined in subsection 14A:2-7(3) of the NJBCA, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.
          The power to indemnify corporate agents granted to New Jersey corporations pursuant to the NJBCA may be exercised notwithstanding the absence of any provision a corporation’s certificate of incorporation or bylaws authorizing the exercise of such powers.
          Except to the extent required by subsection 14A:3-5(4) of the NJBCA, no indemnification will be provided by a corporation or ordered by a court, if it would be inconsistent with certificate of incorporation, bylaw, resolution of the board of directors or shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.
          Indemnification Pursuant to Certificate of Incorporation of the Registrant. In accordance with the foregoing statutory provision, Article 8 of our certificate of incorporation provides as follows:
          The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article. When a board of directors does not consist of a majority of disinterested directors, the board may nevertheless advance expenses to one or more directors or all of them provided each executes the undertaking to repay required by law.
          Directors and Officers Liability Insurance. We maintain a policy of directors and officers liability insurance to cover certain potential liabilities of present or future directors and officers, as well as employees, for actions taken in their capacities as such and in certain other limited circumstances, including certain potential liabilities under the Securities Act.
Item 15. Recent Sales of Unregistered Securities
          On September 7, 2007, the Company issued and sold an aggregate of 21,739 shares of its class of common stock, no par value per share, for a per share sale price of $23.00 (or 43,478 shares for $11.50 per share after giving effect to our December 2007 2 for 1 stock split), and an aggregate sale price of $499,997, in cash. The shares were sold in a private transaction, in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, and constitute less than one percent of the outstanding shares of the Company’s class of common stock. The purchasers consisted of one of the directors of the Company and certain of his family members. The purchasers acquired the shares for investment purposes only and not with a view to or for sale in connection with any distribution of shares. The purchase price was equal to the fair market value of the common stock at the time of the sale, as determined by the board of directors of the Company, based upon the most recent trading information available to the Company and other information. There were no underwriters or placement agents employed in connection with these transactions.
Item 16. Exhibits and Financial Statement Schedules.
          The following exhibits are filed as part of this Registration Statement:

Exhibit
No.		Description
2.1	+	Plan of Acquisition

3.1	+	Certificate of Incorporation

3.2	+	Amended and Restated Bylaws

4.1	+	Specimen form of stock certificate

4.2		Warrant Agreement and Form of Warrant Certificate

5.1		Opinion of Pepper Hamilton LLP

10.1	+	Change In Control Agreement between the Bank and Albert F. Buzzetti*

10.2	+	Change In Control Agreement between the Bank and Michael Lesler*

10.3	+	Change In Control Agreement between the Bank and Leo J. Faresich*

10.4	+	Change In Control Agreement between the Bank and Diane M. Spinner*

10.5	+	2006 Stock Option Plan*

10.6	+	Form of Stock Option Award Agreement*

10.7	+	2007 Non-Qualified Stock Option Plan For Directors

10.8	(A)	Form of Stock Option Award Agreement

21	(B)	Subsidiaries of the Registrant

23.1		Consent of Beard Miller Company LLP

23.2		Consent of KPMG LLP

23.3		Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto)

24		Power of Attorney (included on signature page)

*	Management contract or compensatory plan, contract or arrangement.

+	Previously filed.

(A)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2007, filed with the Securities and Exchange Commission on November 14, 2007.

(B)	Incorporated by reference to the registrant’s Annual Report on Form 10-K, for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008.
Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Act that are incorporated by reference in this Registration Statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lee, New Jersey, on September 15, 2008.

By:	Albert F. Buzzetti
Albert F. Buzzetti
President and Chief Executive Officer

POWER OF ATTORNEY
          Each individual whose signature appears below constitutes and appoints Albert F. Buzzetti and Michael Lesler his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
Albert F. Buzzetti	Director, President and	September 15, 2008

Albert F. Buzzetti	Chief Executive Officer
(principal executive officer)

Michael Lesler	Executive Vice President and	September 15, 2008

Michael Lesler	Chief Financial Officer
(principal financial officer and
principal accounting officer)

Michael Bello	Director	September 15, 2008

Michael Bello

Jay Blau	Director	September 15, 2008

Jay Blau

Albert L. Buzzetti	Director	September 15, 2008

Albert L. Buzzetti

Gerald A. Calabrese	Director	September 15, 2008

Gerald A. Calabrese

Stephen Crevani	Director	September 15, 2008

Stephen Crevani

Name	Title	Date
John K. Daily	Director	September 15, 2008

John K. Daily

Armand Leone, Jr., MD, JD	Director	September 15, 2008

Armand Leone, Jr., MD, JD

Anthony M. Lo Conte	Director	September 15, 2008

Anthony M. Lo Conte

Carmelo Luppino	Director	September 15, 2008

Carmelo Luppino

Rosario Luppino	Director	September 15, 2008

Rosario Luppino

Howard Mann	Director	September 15, 2008

Howard Mann

Josephine Mauro	Director	September 15, 2008

Josephine Mauro

Joel P. Paritz	Director	September 15, 2008

Joel P. Paritz

Christopher M. Shaari, MD	Director	September 15, 2008

Christopher M. Shaari, MD

Anthony Siniscalchi	Director	September 15, 2008

Anthony Siniscalchi

Mark Sokolich	Director	September 15, 2008

Mark Sokolich

Diane M. Spinner	Director	September 15, 2008

Diane M. Spinner

EXHIBIT INDEX

Exhibit
No.		Description
2.1	+	Plan of Acquisition

3.1	+	Certificate of Incorporation

3.2	+	Amended and Restated Bylaws

4.1	+	Specimen form of stock certificate

4.2		Warrant Agreement and Form of Warrant Certificate

5		Opinion of Pepper Hamilton LLP

10.1	+	Change In Control Agreement between the Bank and Albert F. Buzzetti*

10.2	+	Change In Control Agreement between the Bank and Michael Lesler*

10.3	+	Change In Control Agreement between the Bank and Leo J. Faresich*

10.4	+	Change In Control Agreement between the Bank and Diane M. Spinner*

10.5	+	2006 Stock Option Plan*

10.6	+	Form of Stock Option Award Agreement*

10.7	+	2007 Non-Qualified Stock Option Plan For Directors

10.8	(A)	Form of Stock Option Award Agreement

21	(B)	Subsidiaries of the Registrant

23.1		Consent of Beard Miller Company LLP

23.2		Consent of KPMG LLP

23.3		Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto)

24		Power of Attorney (included on signature page)

*	Management contract or compensatory plan, contract or arrangement.

+	Previously filed.

(A)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2007, filed with the Securities and Exchange Commission on November 14, 2007.

(B)	Incorporated by reference to the registrant’s Annual Report on Form 10-K, for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008.